Calculation of Filing Fee Tables
S-8
CL Workshop Group Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.001 per share	Other	9,819,960	$ 0.176875	$ 1,736,905.43	0.0001381	$ 239.87
Total Offering Amounts:						$ 1,736,905.43		$ 239.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 239.87
Offering Note
[1]	(1) Represents 9,819,960 Class A ordinary shares, par value US$0.001 per share (the "Class A Ordinary Shares"), of CL Workshop Group Limited (the "Registrant") which become issuable pursuant to the CL Workshop Group Limited 2026 Equity Incentive Plan (the "Plan") and to be registered under the Securities Act of 1933, as amended (the "Securities Act") the registration statement on Form S-8 to which this exhibit relates (the "Registration Statement"). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional Class A Ordinary Shares as may become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding Class A Ordinary Shares. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per Class A Ordinary Share is based upon one-eighth of the average of the high and low prices of the Registrant's American depositary shares ("ADSs"), each representing eight Class A Ordinary Shares, as reported on the Nasdaq Capital Market on September 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources